Exhibit 10.4

November 16, 2018
CONFIDENTIAL

TO:	Ascribe II Investments LLC
Ascribe III Investments LLC
Solace Forbes Holdings, LLC
Re:    Rights Offering - Backstop Commitment
Ladies and Gentlemen:
Forbes Energy Services Ltd., a Delaware corporation (the “Company”), has advised Ascribe II Investments LLC (“Ascribe II”), Ascribe III Investments LLC (“Ascribe III” and, together with Ascribe II, the “Ascribe Parties”) and Solace Forbes Holdings, LLC (“Solace” and collectively with the Ascribe Parties, the “Backstop Parties” and individually, each a “Backstop Party”) that the Company intends to initiate a rights offering (the “Rights Offering”) to all of its common shareholders (“Common Shareholders”) as of the record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board of Directors”) pursuant to which the Company will distribute to such Common Shareholders on a pro rata basis at no charge purchase rights (each a “Basic Subscription Right ”) to the holders of common stock (“Common Stock”) as of the Record Date. Each Common Shareholder that exercises its Basic Subscription Rights in full may subscribe for an additional amount of the Company’s Subordinated PIK Convertible Notes (the “Notes”), to the extent available, on the terms set forth in the attached Exhibit A (the “Term Sheet”) (the “Over-Subscription Right” and, together with the Basic Subscription Rights, the “Subscription Rights”). The Company is proposing to offer and sell, pursuant to the Rights Offering, such aggregate principal amount of Notes as will result in gross cash proceeds to the Company in an amount sufficient to repay all principal and accrued interest on the November 2018 Bridge Term Loans (the “Bridge Facility”) referred to in the Loan and Security Agreement, dated as of April 13, 2017 (as amended, restated, increased, supplemented or otherwise modified from time to time, including pursuant to Amendment No. 1 to Loan and Security Agreement and Pledge and Security Agreement, dated as of November 16, 2018, the “Term Loan Agreement”), by and among Forbes Energy Services LLC, a Delaware limited liability company (“FES”), as borrower, the Company and the subsidiary guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent (the “Minimum Rights Offering Proceeds”), on the terms described in the Term Sheet. This letter agreement (including the Term Sheet, the “Letter Agreement”) sets forth the terms and conditions under which the Backstop Parties have agreed to provide the Backstop Commitments referenced below. Capitalized terms used herein but not defined herein have the meaning given to them in the Term Sheet.
Each of the Backstop Parties, severally and not jointly, irrevocably commits and agrees as follows:
1.(a)    Each Backstop Party hereby irrevocably commits, subject solely to the conditions set forth in this Section 1, and on the terms described in Exhibit A, to duly exercise its Basic Subscription Rights and purchase all Notes issuable thereunder (the “Basic Commitment”).
2.

3.        (b)    Each Backstop Party further irrevocably commits (such commitment a “Backstop Commitment” and collectively the “Backstop Commitments”), to purchase any and all Unsubscribed Notes remaining upon the expiration of the offer period for the Rights Offering (the “Offer Period”) on the Closing Date up to a maximum aggregate amount for each Backstop Party not to exceed the amount set forth on Schedule 1 hereto as its Maximum Backstop Commitment Amount (for each Backstop Party, its “Maximum Backstop Commitment Amount”), in each case on the terms described in Exhibit A hereto. The term “Unsubscribed Notes Amount” shall mean such principal amount of Notes equal to the excess, if any, of (i) the aggregate principal amount of Notes that may be purchased pursuant to all Subscription Rights issued by the Company in connection with the Rights Offering, over (ii) the aggregate principal amount of Notes that are purchased by participating Common Shareholders in the Rights Offering pursuant to Subscription Rights.
4.
5.    (c)     Each of the foregoing Backstop Commitments is subject solely to (a) the receipt by such Backstop Party of written notice from the Company upon expiration of the Offer Period but prior to the termination of the Backstop Commitments pursuant to Section 2 below that the Company is exercising its rights to require each Backstop Party to fund its Backstop Commitment and setting forth the amount of the Backstop Commitment to be funded, which, for each Backstop Commitment Party, shall not be in excess of the Maximum Backstop Commitment Amount, and (b) the receipt by each Backstop Party of its pro rata portion of the Unsubscribed Notes as specified on Schedule 1 hereto simultaneously with the receipt by the Company of the proceeds of such Backstop Commitment. Each of the foregoing Basic Commitments and Backstop Commitments is further subject to (i) the Company filing with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement containing a prospectus relating to the Rights Offering, in form and substance reasonably acceptable to the Backstop Parties (the “Rights Offering Registration Statement”), not later than the date that is twenty (20) business days following the date of execution of this Letter Agreement, (ii) the Company using its reasonable best efforts to cause the Rights Offering Registration Statement to become effective as promptly as practicable, and in no event later than the date that is twenty (20) calendar days prior to the Maturity Date of the Bridge Facility (as defined below), (iii) the Company entering into the Bridge Facility on terms satisfactory to the Backstop Parties in their sole discretion; (iv) no default or event of default relating to payment obligations, bankruptcy or insolvency having occurred under the Term Loan Agreement or the Credit Agreement, dated as of November 16, 2018 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among the Company, FES and certain of their subsidiaries, as borrowers, the lenders party thereto and Regions Bank, as administrative agent (the “ABL Credit Agreement”) and (v) the completion of the acquisition by the Company or its applicable subsidiaries of all of the membership interests of Cretic Energy Services, LLC, a Delaware limited liability company, not later than November 16, 2018 (the “Cretic Acquisition”).
6.This Letter Agreement, including the undersigned’s obligations to fund the Backstop Commitment, terminates upon the earliest to occur of (a) the receipt by the Company of the Minimum Rights Offering Proceeds from the sale of Notes to participating Common Shareholders in the Rights Offering (including the Backstop Parties, pursuant to their exercise of their Subscription Rights received in the Rights Offering), (b) the date on which the Company provides written notice to the Backstop Parties that it is terminating this Letter Agreement, (c) the date on which the Backstop Parties have provided the Company with cash in the amount of the full amount of the Backstop Commitments on the terms set forth in this Letter Agreement, or (d) June 30, 2019. Upon any such termination of this Letter Agreement, any obligations of the Backstop Parties hereunder will terminate (other than the indemnity and expense reimbursement obligations) and none of the parties hereto shall have any liability under this Letter Agreement whatsoever to any other party, except in regard to the indemnity obligations of the Company set forth in sections 6 and 7 hereof.

7.The obligation of any Backstop Party to fund its Backstop Commitment may not be assigned to any other person or entity without the prior written consent of the Company; provided, however, that any Backstop Party may assign all or a portion of its obligations hereunder to any other Backstop Party. The Company may not assign any of its obligations hereunder to any other person or entity without the prior written consent of the Backstop Parties. The obligations of the Company hereunder may not be assigned to any other person or entity without the prior written consent of each of the Backstop Parties.
8.This Letter Agreement is binding on and solely for the benefit of and enforceable by the Backstop Parties and the Company, and nothing set forth in this Letter Agreement is to be construed to confer upon or give to any other person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the Backstop Commitments or any provisions of this Letter Agreement.
9.Notwithstanding anything to the contrary contained herein, the Company, in accepting the Backstop Commitments hereunder, agrees and acknowledges the liability and obligations of the Backstop Parties hereunder shall not exceed their respective Maximum Backstop Commitments. The Backstop Parties’ commitment, if any, to contribute or otherwise fund to the Company an amount determined pursuant to this Letter Agreement up to, but in no case exceeding, their respective Maximum Backstop Commitments shall be the sole and exclusive remedy of the Company against the Backstop Parties and their respective affiliates in respect of this Letter Agreement, and the Company, on behalf of itself and its affiliates, hereby waives all other rights and remedies it may have against the Backstop Parties and their respective affiliates (other than the Company), whether sounding in contract or tort, or whether at law or in equity, or otherwise, relating to this Letter Agreement.
10.The Company agrees to indemnify and hold harmless each Backstop Party and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Backstop Parties agreeing to backstop the Rights Offering as provided in this Letter Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s gross negligence or willful misconduct or (ii) such Indemnified Party’s material breach of its obligations under this Letter Agreement. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its subsidiaries, its equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Rights Offering or other transactions contemplated by this Letter Agreement is consummated. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or the Company’s subsidiaries or affiliates or to the Company’s or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the Rights Offering or other transactions contemplated by this Letter Agreement, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or material breach of its obligations under this Letter Agreement. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by the Company of information or other materials relating to the Rights Offering communications by the Company through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction
11.The Company, in accepting the Backstop Commitments hereunder, agrees that it shall not make any announcement or disclosure of this Letter Agreement or the contents hereof except: (i) on a confidential basis to (a) its accountants, attorneys and other professional advisors retained in connection with the Backstop Commitment and related transactions, (b) its board of directors and advisors to the Company in connection with their consideration of the Rights Offering and (c) the lenders under the Term Loan Agreement and the ABL Credit Agreement; and (ii) after its acceptance of this Letter Agreement, in (a) filings with the SEC and other applicable regulatory authorities and stock exchanges or (b) in public announcements or investor communications made or to be made in connection with the Rights Offering, the Bridge Commitment, the Cretic Acquisition and related transactions; provided that the Bridge Parties shall have a reasonable opportunity to review and consent to any such disclosure described in the foregoing clauses (ii)(a) and (ii)(b), such consent not to be unreasonably withheld or delayed.
12.This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles. Any judicial proceeding brought by or against any party hereto with respect to this Letter Agreement may be brought in any court of competent jurisdiction located in the County and State of New York, United States of America, and, by execution and delivery of this Letter Agreement, each of the parties hereto accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Letter Agreement. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LETTER AGREEMENT.
13.This Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the parties hereto with respect to the subject matter hereof. The terms of this Letter Agreement may not be modified or otherwise amended, or waived, except pursuant to a written agreement signed by the parties hereto. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
[Rest of Page Left Intentionally Blank]

[Signature Page to Backstop Commitment Letter]

Very truly yours,
FORBES ENERGY SERVICES LTD.
By:
Name:
Title:

Acknowledged and agreed as of
the date first above written:
ASCRIBE II INVESTMENTS LLC

By:
Name:
Title:

Acknowledged and agreed as of
the date first above written:

ASCRIBE III INVESTMENTS LLC

By:
Name:
Title:

Acknowledged and agreed as of
the date first above written:
SOLACE FORBES HOLDINGS, LLC

By:
Name:
Title:

Schedule 1
Backstop Commitments

Backstop Party	Rights Exercise Commitment Percentage Represents percentage corresponding to equity ownership as of the date hereof.
Maximum Backstop Commitment Percentage Represents pro rata share of maximum commitments remaining, based on each party’s relative equity ownership share, after giving effect to the Rights Exercise by the Ascribe parties and Solace.
			Total Rights Offering Commitment Percentage Represents pro rata share of total maximum commitments by the Backstop Parties in connection with the Rights Offering.

Ascribe Parties:	23.7%	33.9%	57.6%

Solace:	17.5%	24.9%	42.4%

Total:	41.2%	58.8%	100.0%

Exhibit A
Term Sheet
Capitalized terms used in this Term Sheet but not defined herein shall have the meaning given to them in the Letter Agreement to which it is attached.

Parties	Forbes Energy Services Ltd. (the “Company”).
Each of the Backstop Parties.

Notes Offered
Subordinated PIK Convertible Notes (the “Notes”) The aggregate principal amount of the Notes shall, unless otherwise agreed by the Company, be an amount sufficient to repay all principal and accrued interest payable in respect of the November 2018 Bridge Term Loan

Use of Proceeds
The proceeds of the sale of Notes pursuant to the Rights Offering and, if applicable, any Backstop Commitments, together with cash on hand and other available sources will be used by the Company to repay the November 2018 Bridge Term Loans referred to in the Loan and Security Agreement, dated as of April 13, 2017 (as amended, restated, increased, supplemented or otherwise modified from time to time, including pursuant to Amendment No. 1 to Loan and Security Agreement and Pledge and Security Agreement, dated as of November 16, 2018), by and among Forbes Energy Services LLC, as borrower, the Company and the subsidiary guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent. Excess proceeds, if any, will be used for general corporate purposes.

Commencement Date
The Company shall commence the Rights Offering by mailing of the subscription and disclosure documents for the Rights Offering on a date to be agreed by the Company and the Backstop Parties, which shall in any case occur as promptly as practicable following the effectiveness of the Registration Statement to be filed in connection with the Rights Offering (the “Commencement Date”).

Termination Date	The date that is the earlier of (a) the date the Company publicly announces that it is terminating the Rights Offering, and (b) June 30, 2019 (the “Outside Date”).

Closing Date
The date (such date, the “Closing Date”) after the Commencement Date and after the expiration of the Offer Period (defined below) but prior to the Termination Date that the Company and the Backstop Parties agree as the date upon which each Participating Common Shareholder and/or Backstop Party shall be required to pay for the Rights Offering Notes (defined below) it has subscribed for or is committed to purchase.

The Rights Offering	All holders of the Company’s Common Stock (each, a “Common Shareholder”) as of the record date (the “Record Date”) to be set by the Board of Directors of the Company (the “Board of Directors”) in

connection with the Rights Offering shall receive on a pro rata basis at no charge rights to purchase a principal amount to be determined of newly issued Subordinated PIK Convertible Notes (each a “Basic Subscription Right”).
Each Common Shareholder that exercises its Basic Subscription Rights in full may subscribe for additional Notes, to the extent available (the “Over-Subscription Right” and, together with the Basic Subscription Rights, the “Subscription Rights”); provided that if the remaining principal amount of Notes is not sufficient to satisfy all Over-Subscription Rights exercised, the available principal amount of the remaining Notes will be prorated among the Participating Common Shareholders (as defined below) who exercise Over-Subscription Rights in proportion to their Basic Subscription Rights.
Each Common Shareholder who determines to participate in the Rights Offering is referred to a “Participating Common Shareholder”, which may include the Backstop Parties.
Each Common Shareholder will have a period to be specified by the Board of Directors after the Commencement Date, which period shall be not less than 15 days nor more than 30 days, unless extended by the Company with the consent of the Backstop Parties (the “Offer Period”) to determine whether to participate in the Rights Offering.
Participating Common Shareholders must fund such purchase on the Closing Date.

Backstop Commitments
As set forth in the Backstop Agreement, and subject solely to the conditions set forth therein, each Backstop Party has agreed to purchase, severally and not jointly, in accordance with their respective Backstop Commitments, any Notes not subscribed and paid for in the Rights Offering by Participating Common Shareholders pursuant to unexercised Subscription Rights.